EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of September 4, 2015, is entered into by and among BFC Financial Corporation, a Florida corporation (“BFC”), and ______________ (“BBX Shareholder”).

W I T N E S S E T H:

WHEREAS, BFC currently owns shares of the Class A Common Stock, par value $0.01 per share (“BBX Class A Common Stock”), and Class B Common Stock, par value $0.01 per share, of BBX Capital Corporation, a Florida corporation (“BBX”) representing approximately 81% of the total outstanding equity of BBX and 90% of the total voting power of BBX;

WHEREAS, BFC desires to maintain an at least 80% equity and voting interest in BBX;

WHEREAS, BBX has granted, and may in the future grant, to BBX Shareholder restricted stock units (collectively, “RSUs”) which relate to shares of BBX Class A Common Stock (collectively, “BBX Shares”);

WHEREAS, any BBX Shares issued upon the vesting of RSUs will become outstanding and, therefore, if held by BBX Shareholder or any person or entity other than BFC or a wholly owned subsidiary of BFC, would dilute BFC’s equity and voting interest in BBX; and

WHEREAS, based on the foregoing, BFC and BBX Shareholder desire that BFC have the option (the “Option”) during the term of this Agreement to acquire, simultaneously with the vesting of the RSUs, the BBX Shares which, absent this Agreement, would (after withholding) actually have been received by BBX Shareholder upon the vesting of the RSUs (the “Shareholder Vested BBX Shares”) in exchange for the issuance to BBX Shareholder of newly issued shares of BFC’s Common Stock, in each case, in accordance with the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants of the Parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

GRANT OF OPTION; SHARE EXCHANGE

Section 1.1. Grant of Option. BBX Shareholder hereby grants to BFC the Option to acquire, simultaneously with the vesting of any RSUs held by BBX Shareholder at any time during the term of this Agreement, all or any portion of the Shareholder Vested BBX Shares, in exchange for the applicable BFC Exchange Shares (as defined below).  For the avoidance of doubt, the Option granted hereby is a continuing Option which may be exercised by BFC, in whole or in part, during the term of this Agreement in accordance with the terms and conditions hereof, whether or not BFC exercised or elected not to exercise its Option in connection with any previous vesting (or vestings) of RSUs.

Section 1.2. Exercise of Option. If BFC elects to exercise its Option to acquire Shareholder Vested BBX Shares upon the vesting of RSUs, BFC shall deliver to BBX Shareholder written notice (an “Option Exercise Notice”) no less than five days prior to the scheduled vesting date of such RSUs (the “Scheduled Vesting Date”).  Notwithstanding the foregoing, if an event or circumstance occurs or fails to occur which accelerates the vesting of an RSU and causes such RSU to immediately vest on any date prior to the Scheduled Vesting Date (such earlier vesting date, the “Accelerated Vesting Date”), then BBX Shareholder shall promptly notify BFC in writing of the Accelerated Vesting Date, and BFC may exercise the Option to acquire the Shareholder Vested BBX Shares related to such RSUs by delivering the Option Exercise Notice to BBX Shareholder at any time before the later of the Accelerated Vesting Date and five days after BFC received the written notice of acceleration.  Each Option Exercise Notice shall set forth the number of Shareholder Vested BBX Shares which BFC desires to acquire upon the Option exercise and whether BFC will issue shares of BFC’s Class A Common Stock or shares of BFC’s Class B Common Stock to BBX Shareholder in connection therewith.

Section 1.3. Time and Place of Closings. If BFC exercises its Option in accordance with the terms hereof, the consummation (each, a “Closing”) of the acquisition of the applicable Shareholder Vested BBX Shares shall take place (a) at the principal executive office of BFC, or such other place as the parties agree or by means of electronic communications, and (b)(i) simultaneously with the vesting of the applicable RSUs on the Scheduled Vesting Date, in the case of an Option exercised pursuant to the first sentence of Section 1.2, or (ii) simultaneously with the later of the delivery of the Option Exercise Notice and the vesting of the applicable RSUs on the Accelerated Vesting Date, in the case of an Option exercised in accordance with the second sentence of Section 1.2.

Section 1.4. Transfer and Issuance of Shares at Closings. At each Closing, (a) BBX Shareholder shall assign, transfer, convey and deliver to BFC, and BFC shall accept from BBX Shareholder, the Shareholder Vested BBX Shares to be transferred to BFC, and (b) BFC shall issue and deliver to BBX Shareholder, and BBX Shareholder shall accept from BFC, the applicable BFC Exchange Shares. For purposes hereof, “BFC Exchange Shares” shall mean, at each Closing, shares of BFC’s Common Stock as designated in the Option Exercise Notice having an aggregate market value, based on the closing sales price per share of BFC’s Class A Common Stock or BFC’s Class B Common Stock, as applicable, on the trading day immediately preceding the Closing, equal to the aggregate market value of the Shareholder Vested BBX Shares transferred to BFC at the Closing, based on the closing sales price per share of BBX Class A Common Stock on the trading day immediately preceding the Closing; provided that fractional shares shall not be issued by BFC, but rather the number of BFC Exchange Shares to be issued at a Closing shall be rounded to the nearest whole number.

Section 1.5. Closing Deliveries.

(a) At each Closing, BBX Shareholder shall (a) deliver to BFC stock powers or other instruments of transfer reasonably requested by BFC, in each case, duly executed by BBX Shareholder and evidencing the transfer and assignment of the Shareholder Vested BBX Shares transferred to BFC at the Closing and (b) deliver or cause to be delivered to BFC all stock certificates representing the Shareholder Vested BBX Shares transferred to BFC at the Closing.

(b) At each Closing, BFC shall deliver or cause to be delivered to BBX Shareholder all stock certificates representing the applicable BFC Exchange Shares issued to BBX Shareholder at the Closing.
ARTICLE II REPRESENTATIONS AND WARRANTIES OF BBX SHAREHOLDER

BBX Shareholder hereby represents and warrants to BFC as of the date of this Agreement and as of each Closing as follows:

Section 2.1. Capacity. BBX Shareholder has the legal capacity to enter into this Agreement and perform his obligations hereunder.

Section 2.2. Validity; Enforceability.  This Agreement has been duly executed and delivered by BBX Shareholder and, assuming due and valid authorization, execution and delivery hereof by BFC, constitutes the legal, valid and binding obligation of BBX Shareholder, enforceable against BBX Shareholder in accordance with its terms except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws (as defined below) of general application affecting enforcement of creditors’ rights generally; and (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

For all purposes of this Agreement, the term “Law” means any applicable U.S. domestic, foreign or international, federal, state or local or foreign law, statute, ordinance, rule, regulation, permit, order, judgment or decree.

Section 2.3. Non-contravention.  Neither the execution or delivery of this Agreement by BBX Shareholder nor the performance by BBX Shareholder of his obligations hereunder will: (a) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (i) any agreement or other instrument, or (ii) any Law or other restriction of any Governmental Authority (as defined below), in each case, to which BBX Shareholder is a party or by which BBX Shareholder is bound or to which any of his assets or properties are subject, and in each case, other than contraventions, violations, breaches or defaults which, individually or in the aggregate, would materially adversely affect BBX Shareholder’s ability to consummate the transactions contemplated by this Agreement; or (b) result in the creation or imposition of any liens, claims, charges, encumbrances, pledges, options or other rights to acquire, rights of first refusal, mortgages or other security interests thereon, proxies, voting trusts or other similar agreement, adverse claims or other restrictions of any kind, including, without limitation, any restriction on use, voting, transfer, receipt or exercise of any other attribute of ownership (collectively, “Liens”), on the BBX Shares other than the Option granted hereunder.

For all purposes of this Agreement, the term “Governmental Authority” means any U.S. domestic, foreign or international, federal, state or local government, or any entity, authority, court, agency or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

Section 2.4. No Consents.  Other than any required filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other person or entity is necessary for the execution, delivery or performance by BBX Shareholder of this Agreement or the consummation of the transactions contemplated hereby.

Section 2.5. Ownership of Shares.  BBX Shareholder has the absolute and unrestricted right, power, authority and capacity to grant the Option to BFC and, subject to vesting of the RSUs, assign and transfer the Shareholder Vested BBX Shares to BFC upon its exercise of the Option. At each Closing, BBX Shareholder will have good and valid title to the Shareholder Vested BBX Shares being acquired by BFC at the Closing, free and clear of all Liens other than restrictions imposed generally by applicable securities Laws. Upon the transfer of Shareholder Vested BBX Shares to BFC at each Closing, BFC will acquire such Shareholder Vested BBX Shares from BBX Shareholder free and clear of all Liens other than restrictions imposed generally by applicable securities Laws.

Section 2.6. Investment Representations.  BBX Shareholder understands that any BFC Exchange Shares issued to BBX Shareholder hereunder will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of their issuance pursuant to an exemption therefrom and that BBX Shareholder will not be able to dispose of the BFC Exchange Shares issued to BBX Shareholder hereunder, in whole or in part, unless the disposition is registered under the Securities Act or is exempt from such registration. Accordingly, BBX Shareholder understands that he must be able to bear the economic risk of his ownership of the BFC Exchange Shares indefinitely and BBX Shareholder is able to bear such risk.  BBX Shareholder understands that legends may be placed on the certificates evidencing the BFC Exchange Shares which may be issued to BBX Shareholder hereunder to the effect that such shares have not been registered under the Securities Act, that appropriate notations thereof will be made in BFC’s stock books, and that stop transfer instructions on such BFC Exchange Shares will be placed with BFC’s transfer agent. BBX Shareholder is acquiring the BFC Exchange Shares which may be issued to BBX Shareholder hereunder solely for his own account for investment purposes and not with a view toward the resale, transfer, or distribution thereof.

Section 2.7. No Rights as a Shareholder.  BBX Shareholder acknowledges that nothing in this Agreement entitles BBX Shareholder to any of the rights, including, without limitation, voting rights, information rights and rights to receive dividends or distributions, of a shareholder of BFC in respect of any of the BFC Exchange Shares until the issuance, if any, of such BFC Exchange Shares to BBX Shareholder in accordance with the terms hereof.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BFC

BFC represents and warrants to BBX Shareholder as of the date of this Agreement and as of each Closing as follows:

Section 3.1. Organization. BFC is a corporation duly organized and validly existing under the Laws of the State of Florida, and its status is active.

Section 3.2. Authorization; Enforceability.  BFC has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been, or will be prior to the applicable Closing, duly authorized by all requisite corporate action.  This Agreement has been duly executed and delivered by BFC and, assuming due and valid authorization, execution and delivery hereof by BBX Shareholder, constitutes the legal, valid and binding obligation of BFC, enforceable against BFC in accordance with its terms except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally; and (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 3.3. Non-contravention.  Neither the execution or delivery of this Agreement by BFC nor the performance by BFC of its obligations hereunder will: (a) contravene any provision contained in BFC Articles of Incorporation or Bylaws, in each case as amended; (b) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (i) any agreement or other instrument, or (ii) any Law or other restriction of any Governmental Authority, in each case, to which BFC is a party or by which BFC is bound or to which any of its assets or properties are subject, except in the case of clauses (a) and (b) contraventions, violations, breaches or defaults which, individually or in the aggregate, would not materially adversely affect BFC’s ability to consummate the transactions contemplated by this Agreement; or (c) result in the creation or imposition of any Liens on the BFC Exchange Shares which may be issued to BBX Shareholder hereunder other than restrictions imposed generally by applicable securities Laws.

Section 3.4. No Consents.  Other than any required filings under the Exchange Act, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other person or entity is necessary for the execution, delivery or performance by BFC of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.5. Valid Issuance of BFC Exchange Shares. When issued and delivered in accordance with this Agreement to BBX Shareholder upon BBX Shareholder’s transfer to BFC of the applicable Shareholder Vested BBX Shares in consideration therefor, the BFC Exchange Shares will (a) have been duly authorized, (b) be validly issued, (c) be fully paid and nonassessable with no personal liability attaching to the ownership thereof and (d) be free and clear of all Liens other than restrictions imposed generally by applicable securities Laws.

Section 3.6. Investment Representations.  BFC understands that the BBX Shares, including the Shareholder Vested BBX Shares which may be transferred to BFC hereunder, are restricted securities under the Securities Act and that BFC will not be able to dispose of the BBX Shares acquired by it hereunder, in whole or in part, unless the disposition is registered under the Securities Act or is exempt from such registration. Accordingly, BFC understands that it must be able to bear the economic risk of its ownership of the BBX Shares acquired by it hereunder indefinitely and BFC is able to bear such risk.  BFC understands that the certificates evidencing the BBX Shares, including the Shareholder Vested BBX Shares which may be transferred to BFC hereunder, may bear legends to the effect that such shares have not been registered under the Securities Act, that appropriate notations thereof have been or will be made in BBX’s stock books, and that stop transfer instructions on such shares have been or will be placed with BBX’s transfer agent. BFC is acquiring the Shareholder Vested BBX Shares which may be transferred to BFC hereunder solely for its own account for investment purposes and not with a view toward the resale, transfer, or distribution thereof.

Section 3.7. No Rights as a Shareholder.  BFC acknowledges that nothing in this Agreement entitles BFC to any of the rights, including, without limitation, voting rights, information rights and rights to receive dividends or distributions, of a shareholder of BBX in respect of any of the Shareholder Vested BBX Shares until the transfer, if any, of such Shareholder Vested BBX Shares to BFC in accordance with the terms hereof.

ARTICLE IV

CLOSING CONDITIONS

Section 4.1Conditions to Obligations of BBX Shareholder. The obligations of BBX Shareholder to consummate the transactions contemplated hereby at any Closing are subject to the following conditions (any of which may be waived by BBX Shareholder in his sole discretion):

(a) the representations and warranties of BFC contained in Article III shall be true and correct in all respects as of the Closing, in each case as though made on and as of such Closing;

(b) no Law shall be in effect, including that no order shall have been entered by any court or other Governmental Authority and be in force, that invalidates this Agreement or restrains or prohibits BBX Shareholder or BFC from consummating the transactions contemplated hereby at the Closing; and

(c) BFC shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing (other than a failure to so perform or comply which is attributable to actions or inactions by or on behalf of BBX Shareholder).

Section 4.2Conditions to Obligations of BFC. The obligations of BFC to consummate the transactions contemplated hereby at any Closing are subject to the following conditions (any of which may be waived by BFC in its sole discretion):

(a) the representations and warranties of BBX Shareholder contained in Article II shall be true and correct in all respects as of the Closing, in each case as though made on and as of such Closing;

(b) no Law shall be in effect, including that no order shall have been entered by any court or other Governmental Authority and be in force, that invalidates this Agreement or restrains or prohibits BFC or BBX Shareholder from consummating the transactions contemplated hereby at the Closing; and

(c) BBX Shareholder shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement 7 to be performed or complied with by it at or prior to the Closing (other than a failure to so perform or comply which is attributable to actions or inactions by or on behalf of BFC).

ARTICLE V

REMEDIES ON BREACH

Section 5.1Remedies on Breach.  Each party shall be entitled to all available rights and remedies, at law or in equity, in the event of a breach of any representation, warranty or covenant made herein by the other party.

ARTICLE V I MISCELLANEOUS

Section 6.1Term.  The term of this Agreement shall commence on, and the Option granted hereby shall be exercisable with respect to any RSUs which vest after, the date hereof and, unless earlier terminated upon the mutual agreement of the parties, this Agreement shall expire, and the Option granted hereby may not be exercised with respect to any RSUs which vest after, the fifth anniversary of the date hereof; provided that this Agreement and the exercise period of the Option may be extended upon the mutual written consent of the parties.

Section 6.2Notices. Any and all notices or other communications or deliveries required or permitted to be provided under this Agreement shall be in writing and shall be deemed given and effective (a) on the date given if delivered personally or by facsimile; (b) two days after being sent by internationally recognized overnight delivery service; or (c) five days after having been mailed by registered or certified mail (postage prepaid, return receipt requested); in the case of each of the foregoing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to BBX Shareholder:	[BBX Shareholder] 401 East Las Olas Boulevard, Suite 800 Fort Lauderdale, Florida 33301 Fax: 954-940-4960

If to BFC:	BFC Financial Corporation 401 East Las Olas Boulevard, Suite 800 Fort Lauderdale, Florida 33301 Attn: Chief Financial Officer Fax: 954-940-4960

Section 6.3Prevailing Party.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs and expenses, including reasonable attorneys’ fees and expenses, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.4Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of Florida, without regard to the principles of conflicts of law thereof.

Section 6.5Further Assurances.  The parties agree to make, execute and deliver all such additional and further acts, things, deeds and instruments as may reasonably be required to document and consummate the transactions contemplated hereby and to vest completely in and insure the parties their rights under this Agreement.

Section 6.6Assignment; Successors and Assigns; No Third Party Rights.  This Agreement may not be assigned by either party without the prior written consent of the other party.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives, and permitted assigns.  This Agreement shall be for the sole benefit of the parties and their respective successors, legal representatives and permitted assigns and is not intended, nor shall be construed, to give any person or entity, other than the parties and their respective successors, legal representatives and permitted assigns, any legal or equitable right, remedy or claim hereunder.

Section 6.7Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.  This Agreement may be transmitted by facsimile or electronically, and it is the intent of the parties that the facsimile copy (or a photocopy or PDF copy) of any signature printed by a receiving facsimile machine or computer printer shall be deemed an original signature and shall have the same force and effect as an original signature.

Section 6.8Titles and Headings.  The titles and headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 6.9Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

Section 6.10Amendments; Waiver.  No provision of this Agreement may be amended except in a written instrument signed by both of the parties. No provision of this Agreement may be waived except in a written instrument signed by the party entitled to the benefit of the provision being waived. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any prior or subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 6.11Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  If any court of competent jurisdiction determines that any covenant, or any part of any covenant is invalid or unenforceable, such covenant shall be enforced to the full extent permitted by such court, and all other covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

BFC FINANCIAL CORPORATION

By:  _____________________________

Name:  Raymond S. Lopez

Title:  Chief Financial Officer

____________________________________

 [BBX Shareholder]